UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

December 9, 2020

MultiPlan Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39228	83-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue

New York, New York, 10003

(212) 780-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	MPLN	New York Stock Exchange

Warrants	MPLN.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Unless the context otherwise requires, “we,” “us,” “our,” “MultiPlan” and the “Company” refer to MultiPlan Corporation, a Delaware corporation, and its consolidated subsidiaries.

Item 7.01.	Regulation FD Disclosure.

MultiPlan has scheduled upcoming meetings with investors. A copy of the presentation used at these meetings shall be accessible on MultiPlan’s Investors website at https://investors.multiplan.us.

MultiPlan uses its websites as channels of distribution of material company information. Financial and other important information regarding MultiPlan is routinely posted and accessible on MultiPlan’s Investors website at https://investors.multiplan.us. Visitors to MultiPlan’s Investors website can also register to receive automatic e-mail notifications alerting them when new information is made available on the Investors website. From time to time, MultiPlan may also use the following social media channels as a channels of distribution of material company information: Linkedin: MultiPlan, Twitter: @MultiPlan_Inc, and facebook: MultiPlan. Investors and other interested persons are encouraged to regularly check MultiPlan’s websites and social media channels for important information about the company.

Information on MultiPlan’s websites and social media channels is not incorporated by reference herein and is not a part of this Current Report on Form 8-K. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

MultiPlan Corporation

By:	/s/ Jeffrey Doctoroff
Name:	Jeffrey Doctoroff
Title:	General Counsel

Date: December 9, 2020